Prospectus Supplement

John Hancock Premium Dividend Fund (the fund)

Supplement dated April 28, 2022 to the current Prospectus, as may be supplemented (the Prospectus)

As of June 30, 2022 (the Effective Date), James Gearhart and Jonas Grazulis will be added as portfolio managers of the fund, and together with Joseph H. Bozoyan, Bradley L. Lutz, and Caryn E. Rothman will be jointly and primarily responsible for the day-to-day management of the fund’s portfolio. Accordingly, as of the Effective Date, the following will replace in its entirety the fund’s portfolio manager information in the “Management of the fund” section of the Prospectus under the heading “Portfolio Managers”:

Joseph H. Bozoyan, CFA

Managing Director and Portfolio Manager

Manulife Investment Management (US) LLC since 2015

Managed the Fund since 2015

Began business career in 1993

Bradley L. Lutz, CFA*

Managing Director and Portfolio Manager

Manulife Investment Management (US) LLC since 2002

Managed the Fund since 2017

Began business career in 1992

James Gearhart, CFA

Managing Director and Associate Portfolio Manager

Manulife Investment Management (US) LLC since 2022

Managed the Fund since 2022

Began business career in 2011

Jonas Grazulis, CFA

Managing Director and Associate Portfolio Manager

Manulife Investment Management (US) LLC since 2022

Managed the Fund since 2022

Began business career in 2011

Caryn E. Rothman, CFA

Managing Director and Portfolio Manager

Manulife Investment Management (US) LLC since 1996

Managed the Fund since 2022

Began business career in 1996

* Bradley L. Lutz, CFA will be removed as a portfolio manager of the fund on December 31, 2022

You should read this supplement in conjunction with the Prospectus and retain it for your future reference.

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